UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2009

CardioNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33993	33-0604557
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

227 Washington Street #300
Conshohocken, PA	19428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2009, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of CardioNet, Inc. (the “Company”) and the Board approved by combined consent the cancellation of certain outstanding options to purchase a total of 814,389 unvested shares of the Company’s common stock held by certain Section 16 officers, including named executive officers, subject to each individual’s consent (which consent has been obtained).  The named executive officers whose options were canceled, the number of unvested shares of common stock subject to the cancellation and the exercise price per share in effect for the canceled options are as follows:

Name	Grant Date	Exercise Price per Share ($)	Number of Unvested Shares Underlying Canceled Option
Randy H. Thurman	2/24/2009	26.49	484,900
	2/24/2009	26.49	15,100
	7/7/2008	28.16	119,479
	7/7/2008	28.16	7,916
	8/22/2008	31.18	4,375

Martin Galvan	3/4/2009	23.58	8,365

John Imperato	3/4/2009	23.58	8,365
	7/21/2008	29.85	10,236
	7/21/2008	29.85	86,638

Anna McNamara	3/4/2009	23.58	4,647

Matthew Margolies	1/22/2009	21.16	15,252
	1/22/2009	21.16	3,648
	1/22/2009	21.16	41,100
	3/4/2009	23.58	4,368

		Total cancellation	814,389

Such options have exercise prices that are significantly higher than the current trading price of the Company’s common stock and, as a result, require the Company to recognize significant accounting charges under applicable accounting rules while those options remained outstanding and unvested.  As a result of the cancellation of such options, the Company recognized an accounting charge of approximately $10 million.

Item 8.01               Other Events.

Also on December 14, 2009 the Compensation Committee and the Board approved by combined consent the acceleration of vesting of options to purchase 337,565 shares of our common stock in the aggregate with a weighted average exercise price of $19.93 held by certain of the Company’s employees, none of whom is a named executive officer or executive officer of the Company.  Such options have exercise prices that are significantly higher than the current trading price of the Company’s common stock and, as a result, require the Company to recognize significant accounting charges under applicable accounting rules while those options remained unvested.  As a result of the acceleration of vesting of such options, the Company recognized an accounting charge of approximately $3 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CardioNet, Inc.

December 15, 2009	By:	/s/ Martin P. Galvan

Name: Martin P. Galvan, CPA
Title: Chief Financial Officer